UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	December 11, 2008

SouthCrest Financial Group, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Georgia
(State or Other Jurisdiction of Incorporation)

000-51287	58-2256460
(Commission File Number)	(IRS Employer Identification No.)

600 North Glynn Street, Suite B, Fayetteville, GA	30214
(Address of Principal Executive Offices)	(Zip Code)

(770) 461-2781
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Election of Director

On December 11, 2008, the board of directors of SouthCrest Financial Group, Inc. (the “Company”) increased the number of directors of the Company from nine members to ten members.  Additionally, on December 11, 2008, the board elected Harold W. Wyatt, III as a director to fill the vacancy created by the increase in the number of directors.  Mr. Wyatt, III will serve an initial term to last until the Company’s 2009 Annual Meeting of Shareholders.

Mr. Wyatt, III is currently an owner of Wyatt Realty Company, LLC and Wyatt Capital, LLC.  Wyatt Realty Company provides an array of real-estate related brokerage services to clients in the metro Atlanta area.  Wyatt Capital is a real estate investment firm focusing on value-added property investments in the southeastern United States.

There are no arrangements or understandings between Mr. Wyatt, III and any other persons pursuant to which Mr. Wyatt, III was selected as a director.  Mr. Wyatt, III has been named to the Company’s executive compensation committee.  Mr. Wyatt, III will receive compensation in the amount of $1,500 for each meeting that he attends.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SOUTHCREST FINANCIAL GROUP, INC.

Dated: December 16, 2008
	By:	/s/ Douglas J. Hertha
Douglas J. Hertha
Senior Vice President, Chief Financial Officer